Exhibit 99.2

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                      Firestone
                     Environmental
                     Services, Inc.
                       dba Prime
                     Environmental
                     Services, Inc.
                     and Firestone                                                                                      Pro Forma
                    Associates, Inc.                                                                                     Combined
                     dba Firestone                           General                              Pro Forma             Statement
                       Energy Co,           PCI of        Environmental       Ultronics          Eliminations              Of
                       Combined        California, LLC   Management, Inc.    Corporation      Debit       Credit       Operations
                    ----------------   ---------------   ----------------   -------------   ----------  ----------   --------------
REVENUES            $      2,516,573   $     1,559,040   $      9,258,314   $           -   $        -  $        -   $   13,333,927
COST OF REVENUES           1,123,804         1,154,999          8,338,824               -            -           -       10,617,627
                    ----------------   ---------------   ----------------   -------------   ----------  ----------   --------------
GROSS PROFIT               1,392,769           404,041            919,490               -            -           -        2,716,300

OPERATING EXPENSES         1,473,584           258,139          6,081,066           3,410            -           -        7,816,199
                    ----------------   ---------------   ----------------   -------------   ----------  ----------   --------------
OPERATING LOSS               (80,815)          145,902         (5,161,576)         (3,410)           -           -       (5,099,899)

OTHER INCOME
  (EXPENSE):
Interest and
  financing costs            (65,437)          (48,762)          (265,428)              -   a) 109,328  b) 114,199         (374,756)
Other income                  93,024                 -             36,467               -   c)  93,024           -           36,467
Legal settlement                   -                 -           (150,000)              -            -           -         (150,000)
                    ----------------   ---------------   ----------------   -------------   ----------  ----------   --------------

Income (loss)
  before income
  taxes                      (53,228)           97,140         (5,540,537)         (3,410)           -           -       (5,588,188)
Taxes on income                    -            33,028                  -               -            -      33,028                -
                    ----------------   ---------------   ----------------   -------------   ----------  ----------   --------------

NET INCOME (LOSS)   $        (53,228)  $        64,112   $     (5,540,537)  $      (3,410)  $  202,352  $  147,227   $   (5,588,188)
                    ================   ===============   ================   =============   ==========  ==========   ==============

Descriptions of pro forma eliminations:
a) Proforma interst expense for debt incurred for acquisitions if the debt had been outstanding from the beginning of 2003.
b) Elimination of interest expense on the books of Firestone Associates, Inc., Firestone Environmental Services, Inc. and PCI of California, LLC
c) Elimination of non-operating income not related to the assets purchased from Firestone Environmental Services, Inc.